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                                                                 Exhibit (d) (3)
                               OFFERING AGREEMENT


          THIS OFFERING AGREEMENT, dated as of December 19, 1997 (the "Agreement"), by and between VAN KAMPEN AMERICAN CAPITAL SENIOR FLOATING RATE FUND (the "Fund"), a Massachusetts business trust, and VAN KAMPEN AMERICAN CAPITAL DISTRIBUTORS, INC., a Delaware corporation (the "Principal Underwriter").

          1. (a) APPOINTMENT OF PRINCIPAL UNDERWRITER. The Fund appoints the Principal Underwriter as a principal underwriter and exclusive distributor of shares of the Fund (the "Shares") effective as of the date upon which the continuous public offering of the Fund's Shares, as described in the Fund's then current Prospectus, shall commence. The Fund reserves the right, however, to refuse at any time or times to sell Shares hereunder for any reason at any time or times to sell Shares hereunder for any reason deemed adequate by the Board of Trustees of the Fund.

             (b) BEST EFFORTS. The Principal Underwriter shall use its best efforts to sell through its organization and through other dealers and agents the Shares which the Principal Underwriter has the right to purchase under
Section 2 hereof, but the Principal Underwriter does not undertake to sell any specific number of Shares. Without the prior approval of the Board of Trustees, the Principal Underwriter shall not, directly or indirectly, distribute, sell or market, through its organization or other brokers, dealers or agents, shares of any investment companies unless the Board of Trustees of the Fund determines that such companies do not compete, or potentially compete, with the Fund.

            (c) POSITIONS IN THE SHARES. The Principal Underwriter agrees that it will not take any long or short positions in the Shares, except for long positions in those Shares purchased by the Principal Underwriter in accordance with any systematic sales plan described in the then current Prospectus of the Fund and except as permitted by Section 2 hereof, and that so far as it can control the situation, it will prevent any of its trustees, officers or shareholders from taking any long or short positions in the Shares, except for legitimate investment purposes.

            (d) ESSENTIAL PERSONNEL. Commencing on the date of this Agreement until May 31, 1998, the Principal Underwriter and the Fund agree that the retention of (i) the chief executive officer, president, treasurer and secretary of the Principal Underwriter, and (ii) each director, officer and employee of the Principal Underwriter or any of its Affiliates (as defined in the Investment Company Act of 1940, as amended (the "1940 Act")) who serves as an officer of the Fund (each person referred to in (i) or (ii) hereinafter being referred to as an "Essential Person"), in his or her current capacities, is in the best interest of the Fund and the Fund's shareholders. In connection with the Principal Underwriter's acceptance of employment hereunder, the Principal Underwriter hereby agrees and covenants for itself and on behalf of its Affiliates that neither the Principal Underwriter nor any of its Affiliates shall replace or seek to replace any Essential Person or cause to be replaced any Essential Person, in each case without first consulting with the Board of Trustees of the Fund in a timely manner. In addition, neither the Principal Underwriter nor any Affiliate of the Principal Underwriter, shall change or seek to change or cause to be changed, in any material respect, the duties and responsibilities of any Essential Person, in each case without first consulting with the Board of Trustees of the Fund in a timely manner.

          2.  SALE OF SHARES TO PRINCIPAL UNDERWRITER; EARLY WITHDRAWAL
CHARGE. The Fund hereby grants to the Principal Underwriter the exclusive right, except as herein otherwise provided, to purchase Shares upon the terms herein set forth. Such exclusive right hereby granted shall not apply to Shares issued or transferred or sold at net asset value: (a) in connection with the merger or consolidation of the Fund with any other investment company or the acquisition by the Fund of all or substantially all of the assets of or the outstanding Shares of any investment company; (b) in connection with a pro rata distribution directly to the holders of Shares in the nature of a stock dividend or stock split or in connection with any other recapitalization approved by the Board of Trustees; (c) upon the exercise of purchase or subscription rights granted to the holders of Shares on a pro rata basis; or
(d) in connection with the automatic reinvestment of dividends and distributions from the Fund.

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          The Principal Underwriter shall have the right to buy from the Fund the Shares needed, but not more than the Shares needed (except for reasonable allowances for clerical errors, delays and errors of transmission and cancellation of orders) to fill unconditional orders for Shares received by the Principal Underwriter from dealers, agents and investors during each period when a particular net asset value and public offering price are in effect as provided in Section 3 hereof; and the price which the Principal Underwriter shall pay for the Shares so purchased shall be the net asset value used in determining the public offering price on which such orders were based. The Principal Underwriter shall notify the Fund at the end of each such period, or as soon thereafter on that business day as the orders received in such period have been compiled, of the number of Shares which the Principal Underwriter elects to purchase hereunder.

          The Fund shall impose an early withdrawal charge, payable to the Principal Underwriter, on most shares accepted for tender by the Fund which have been held for less than five years, as set forth in the current Fund Prospectus.

          3. PUBLIC OFFERING PRICE. The public offering price per Share shall be determined in accordance with the then current Prospectus of the Fund. In no event shall the public offering price exceed the net asset value per Share. The net asset value per Share shall be determined in the manner provided in the Declaration of Trust and By-laws of the Fund as then amended and in accordance with the then current Prospectus of the Fund. The Fund will cause immediate notice to be given to the Principal Underwriter of each change in net asset value as soon as it is determined. Compensation from the Principal Underwriter to dealers purchasing Shares from the Principal Underwriter for resale and to brokers and other eligible agents making sales to investors shall be sent the forms of agreement between the Principal Underwriter and such dealers or agents, respectively, as from time to time amended, and, if such compensation from the Principal Underwriter is described in the then current Prospectus for the Fund, shall be as so set forth. In connection with the Principal Underwriter's employment hereunder, the Principal Underwriter hereby agrees to distribute the Shares through brokers, dealers and other agents of Dean Witter Distributors, Inc. on a "proprietary basis" substantially identical to the distribution of shares of proprietary open-end investment companies distributed by Dean Witter Distributors, Inc.

          4. COMPLIANCE WITH NASD RULES, ETC. In selling Fund Shares, the Principal Underwriter will in all respects duly comply with all state and Federal laws relating to the sale of such securities and with all applicable rules and regulations of all regulatory bodies, including, without limitation, the Rules of Fair Practice of the National Association of Securities Dealers, Inc., and all applicable rules and regulations of the Securities and Exchange Commission under the 1940 Act, and will indemnify and save the Fund harmless from any damage or expense on account of any unlawful act by the Principal Underwriter or its agents or employees. The Principal Underwriter is not, however, to be responsible for the acts of other dealers or agents except as and to the extent that they shall be acting for the Principal Underwriter or under its direction or authority. None of the Principal Underwriter, any dealer, any agent or any other person is authorized by the Fund to give any information or to make any representations, other than those contained in the Registration Statement or Prospectus heretofore or hereafter filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act") (as any such Registration Statement and Prospectus may have been or may be amended from time to time), covering the Shares and in any supplemental information to any such Prospectus approved by the Fund in connection with the offer of sale of Shares. None of the Principal Underwriter, any dealer, any broker or any other person is authorized to act as agent for the Fund in connection with the offering or sale of Shares to the public or otherwise. All such sales shall be made by the Principal Underwriter as principal for its own account.

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          5. EXPENSES.

             (a)  The Fund will pay or cause to be paid:

                 (i) all expenses in connection with the registration of Shares under the Federal securities laws, and the Fund will exercise its best efforts to obtain said registration and qualification;

                 (ii) all expenses in connection with the printing of any notices of shareholders' meetings, proxy and proxy statements and enclosures therewith, as well as any other notice or communication sent to shareholders in connection with any meeting of the shareholders or otherwise, any annual, semi-annual or other reports or communications sent to the shareholders, and the expense of sending prospectuses relating to the Shares to existing shareholders;

                 (iii) all expenses of any Federal or state original issue tax or transfer tax payable upon the issuance, transfer or delivery of Shares from the Fund to the Principal Underwriter; and

                 (iv) the costs of preparing and issuing any Share certificates which may be issued to represent Shares.

             (b) The Principal Underwriter will pay the costs and expenses of qualifying and maintaining qualification of the Shares for sale under the securities laws of the various states. The Principal Underwriter will also permit its officers and employees to serve without compensation as trustees and officers of the Fund if duly elected to such positions.

           6. NO SECONDARY MARKET ACTIVITY. It is understood that Shares of the Fund will not be repurchased by either the Fund or the Principal Underwriter, and that no secondary market for the Fund shares exists currently, or is expected to develop. While the Board of Trustees of the Fund intends to consider tendering for all or a portion of the Fund's shares on a quarterly basis, there is no assurance that the Fund will tender for shares at any time or, following such a tender offer, that shares so tendered will be repurchased by the Fund. Accordingly investment in the Fund's shares would be considered illiquid. ANY REPRESENTATION AS TO A TENDER OFFER BY THE FUND, OTHER THAN THAT WHICH IS SET FORTH IN THE FUND'S THEN CURRENT PROSPECTUS, IS EXPRESSLY PROHIBITED.

           The Principal Underwriter hereby covenants that it (i) will not make a secondary market in any shares of the Fund, (ii) will not purchase or hold such shares in inventory for the purpose of resale in the open market, (iii) will not repurchase shares in the open market, and (iv) will require every bank, broker or dealer participating in the continuous offering of the shares to make the covenants contained in clauses (i), (ii) and (iii) of this Section 6 as a condition precedent to their participation in such offering.

           7. INDEMNIFICATION. The Fund agrees to indemnify and hold harmless the Principal Underwriter and each of its trustees and officers and each person, if any, who controls the Principal Underwriter within the meaning of Section 15 of the 1933 Act against any loss, liability, claim, damages, or expenses (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages, or expenses and reasonable counsel fees incurred in connection therewith), arising by reason of any person acquiring any Shares, based upon the grounds that the registration statement, Prospectus, shareholder reports or other information filed or made public by the Fund (as from time to time amended), included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements not misleading under the 1933 Act or any other statute or the common law. However, the Fund does not agree to indemnify the Principal Underwriter or hold it harmless to the extent that the statement or omission was made in reliance upon, and in conformity with, information furnished to the Fund by or on behalf of the Principal Underwriter. In no case (i) is the indemnity of the Fund in favor of the Principal Underwriter or any person indemnified to be deemed to protect the Principal Underwriter or any person against any liability to the Fund or its security holders to

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which the Principal Underwriter or such person would otherwise by subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the Fund to be liable under its indemnity agreement contained in this Section with respect to any claim made against the Principal Underwriter or any other person unless the Principal Underwriter or such other person shall have notified the Fund in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Principal Underwriter or any such person (or after the Principal Underwriter or the person shall have received notice of service on any designated agent). However, failure to notify the Fund of any claim shall not relieve the Fund from any liability which it may have to the Principal Underwriter or any person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Fund shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any such action brought to enforce any claims, but if the Fund elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the Principal Underwriter or officers or trustees or controlling person or persons or defendant or defendants in the suit. In the event the Fund elects to assume the defense of any suit and retain counsel, the Principal Underwriter, officers or trustees or controlling person or persons or defendant or defendants in the suit shall bear the fees and expenses of any additional counsel retained by them. If the Fund does not elect to assume the defense of any suit, it will reimburse the Principal Underwriter, officers or trustees or controlling person or persons or defendant or defendants in the suit for the reasonable fees and expenses of any counsel retained by them. The Fund agrees to notify the Principal Underwriter promptly of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of any of the Shares.

          The Principal Underwriter also covenants and agrees that it will indemnify and hold harmless the Fund and each of its trustees and officers and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act, against any loss, liability, damages, claim or expense (including the reasonable cost of investigating or defending any alleged loss, liability, damages, claim or expense and reasonable counsel fees incurred in connection therewith) arising by reason of any person acquiring any Shares, based upon the 1933 Act or any other statute or common law, alleging any wrongful act of the Principal Underwriter or any of its employees or alleging that the registration statement, Prospectus, shareholder reports or other information filed or made public by the Fund (as from time to time amended), included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements not misleading, insofar as the statement or omission was made in reliance upon, and in conformity with information furnished to the Fund by or on behalf of the Principal Underwriter. In no case (i) is the indemnity of the Principal Underwriter in favor of the Fund or any person indemnified to be deemed to protect the Fund or any such person against any liability to which the Fund or such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the Principal Underwriter to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Fund or any person indemnified unless the Fund or person, as the case may be, shall have notified the Principal Underwriter in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Fund or person (or after the Fund or such person shall have received notice of service on any designated agent). However, failure to notify the Principal Underwriter of any claim shall not relieve the Principal Underwriter from any liability which it may have to the Fund or any person against whom the action is brought otherwise than on account of its indemnity agreement contained in this paragraph. In the case of any notice to the Principal Underwriter, it shall be entitled to participate, at its own expense, in the defense or, if it so elects, to assume the defense of any suit brought to enforce the claim, but if the Principal Underwriter elects to assume the defense the defense shall be conducted by counsel chosen by it and satisfactory to the Fund, to its officers and trustees and to any controlling person or persons, defendant or defendants in the suit. In the event that the Principal Underwriter elects to assume the defense of any suit and retain counsel, the Fund or controlling persons or defendants in the suit shall bear the fees and expenses of any additional counsel retained by them. If the Principal Underwriter does not elect to assume the defense of any suit, it will reimburse the Fund, officers and trustees or controlling



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person or persons or defendant or defendants in the suit for the reasonable fees and expenses of any counsel retained by them. The Principal Underwriter agrees to notify the Fund promptly of the commencement of any litigation or proceedings against it in connection with the issue and sale of any of the Shares.

           8. CONTINUATION, AMENDMENT OR TERMINATION OF THE AGREEMENT. This Agreement shall become effective on the Effective Date and thereafter shall continue in full force and effect from year to year so long as such continuance is approved at least annually (i) by the Board of Trustees of the Fund or by a vote of a majority of the outstanding voting securities of the Fund, and (ii) by vote of a majority of the Trustees who are not parties to this Agreement or interested persons in any such party (the "Disinterested Trustees") cast in person at a meeting called for the purpose of voting on such approval, provided, however, that (a) this Agreement may at any time be terminated without the payment of any penalty either by vote of a majority of the Disinterested Trustees, or by vote of a majority of the outstanding voting securities of the Fund, on written notice to the Principal Underwriter; (b) this Agreement shall immediately terminate in the event of its assignment; and (c) this Agreement may be terminated by the Principal Underwriter on ninety (90) days' written notice to the Fund. Upon termination of this Agreement, the obligations of the parties hereunder shall cease and terminate as of the date of such termination, except for any obligation to respond for a breach of this Agreement committed prior to such termination and except with respect to any rights and obligations of indemnification arising out of any action or inaction occurring prior to such termination.

           This Agreement may be amended at any time by mutual consent of the parties, provided that such consent on the part of the Fund shall have been approved (i) by the Board of Trustees of the Fund, or by a vote of the majority of the outstanding voting securities of the Fund and (ii) by vote of a majority of the Disinterested Trustees cast in person at a meeting called for the purpose of voting on such amendment.

           For purposes of this section, the terms "vote of a majority of the outstanding voting securities," "interested person" and "assignment" shall have the meanings defined in the 1940 Act, as amended.

           9. DISCLAIMER LIABILITY. Notwithstanding anything to the contrary contained in this Agreement, you acknowledge and agree that, as provided by
Section 5.5 of the Declaration of Trust of the Fund, the shareholders, trustees, officers, employees and other agents of the Fund shall not personally be bound by or liable hereunder, nor shall any resort to their personal property being had for the satisfaction of any obligation or claim hereunder.

           10. NOTICE. Any notice given under this Agreement shall be given in writing, addressed and delivered, or mailed postpaid, to the other party at any office of such party or at such other address as such party shall have designated in writing.

           11. NAME. In connection with its employment hereunder, the Principal Underwriter hereby agrees and covenants not to change its name without the prior consent of the Board of Trustees.

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           IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be executed on their behalf on the day and year first above written.


                                   VAN KAMPEN AMERICAN CAPITAL
                                   SENIOR FLOATING RATE FUND

                                   By:   /s/ Dennis J. McDonnell
                                       -----------------------------
                                   Name:  Dennis J. McDonnell
                                   Title:     President


                                   VAN KAMPEN AMERICAN CAPITAL
                                   DISTRIBUTORS INC.

                                   By:   /s/ William R. Molinari
                                       -----------------------------
                                   Name:  William R. Molinari
                                   Title:     President